Exhibit 99.2

Reconciliation of Non-GAAP Financial Measure

Adjusted EBITDAX

BKV Corporation (the “Company”) defines Adjusted EBITDAX as net income (loss) before (i) non-cash derivative gains (losses), (ii) depreciation, depletion, amortization, and accretion, (iii) exploration and impairment expense, (iv) gains (losses) on contingent consideration liabilities, (v) interest expense, (vi) interest expense, related party, (vii) income tax benefit (expense), (viii) equity-based compensation expense, (ix) bargain purchase gains, (x) earnings (losses) from BKV-BPP Power, LLC, a Delaware limited liability company and the joint venture between BKV Corporation and BPPUS, in which BKV owns a 50% interest (the “Power JV”), (xi) the portion of settlements paid (received) for early-terminated derivative contracts that relate to future periods and (xii) other nonrecurring transactions.

The Company excludes the items listed above from Net Income (Loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) determined in accordance with GAAP. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Other companies, including other companies in our industry, may not use Adjusted EBITDAX or may calculate this measure differently than as presented herein, limiting its usefulness as a comparative measure.

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by our management and external users of our consolidated financial statements, such as industry analysts, investors, lenders, rating agencies and others to more effectively evaluate our operating performance and results of operations from period to period and against our peers. We believe Adjusted EBITDAX is a useful performance measure because it allows us to effectively evaluate our operating performance and results of operations from period to period and against our peers, without regard to our financing methods, corporate form or capital structure.

The table below presents a reconciliation of Adjusted EBITDAX to net income (loss), our most directly comparable GAAP financial measure, for the period indicated for BKV, Bedrock Energy Partners, LLC and for BKV pro forma for the Transactions.

	Twelve Months Ended June 30, 2025
	BKV Corporation	Bedrock Energy Partners, LLC	Adjustments	Pro Forma

	(in thousands)
Net income (loss)	$(18,519)	$(9,428)	$(7,171)	$(35,118)
Add back (subtract):
Net unrealized derivative (gains) losses	98,629	20,547	—	119,176
Forward month gas settlement(1)	6,241	—	—	6,241
Depreciation, depletion, amortization, and accretion	184,443	25,508	(1,750)	208,201
Exploration and impairment expense	—	—	—	—
Change in contingent consideration	(3,606)	—	—	(3,606)
Release of legal claims	(5,269)	—	—	(5,269)
Interest expense	24,846	17,541	11,148	53,535
Interest expense, related party	1,329	—	—	1,329
Gain on sales of non-operated interest in proved reserves	(1,112)	—	—	(1,112)
Impairment of asset held for sale	2,446	—	—	2,446
Income tax expense	(3,526)	65	(2,227)	(5,688)
Equity-based compensation expense	20,307	739	—	21,046
(Earnings) losses from the Power JV	(32,886)	—	—	(32,886)
Other nonrecurring transactions	11,285	—	—	11,285
Adjusted EBITDAX	$284,608	$54,972	$—	$339,580

(1)	Natural gas derivative contracts settle and are realized in the month prior to the production covered by the contract. This adjustment removes the timing difference between the settlement date and the underlying production month that is hedged.